EXHIBIT 10.26

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                         COMMON STOCK PURCHASE AGREEMENT

                                     between

                         D.G. Jewellery of Canada, Ltd.

                                       and

                                  Haymarket LLC

                            dated as of May 18, 1999

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                         COMMON STOCK PURCHASE AGREEMENT

      THIS COMMON STOCK PURCHASE AGREEMENT, dated as of May 18, 1999 (the "Agreement"), between the entity listed on Schedule A attached hereto (referred to as the "Investor"), and D.G JEWELLERY OF CANADA, LTD., a corporation organized and existing under the laws of the Province of Ontario, Canada (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase up to an aggregate principal amount of $6,000,000 of Common Stock pursuant to the terms set forth herein and Warrants to purchase 110,769 Warrant Shares; and

      WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

      Section 1.1 "Additional Shares" shall have that meaning set forth in
Section 2.4 below.

      Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

      Section 1.3 "Business Day" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

      Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of Common Stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

      Section 1.5 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to, subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

      Section 1.6 "Closing" shall mean one of the closings of the purchase and sale of the Common Stock and Warrants pursuant to Article II below.
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      Section 1.7 "Closing Date" shall mean the date the closing of the purchase and sale of the Common Stock and Warrants occurs pursuant to Article II below.

      Section 1.8 "Common Stock" shall mean the Company's common stock, no par value per share.

      Section 1.9 "Damages" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

      Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective the Registration Statement registering the resale of 1,750,000 shares of Common Stock.

      Section 1.11 "Escrow Agent" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement.

      Section 1.12 "Escrow Agreement" shall mean the agreement regarding the escrow of the Purchase Price, Initial Shares, Secondary Shares, and Warrants entered into between the Company, the Escrow Agent and the Investor on the Subscription Date annexed hereto as Exhibit A.

      Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Section 1.14 "First Tranche Closing Date" shall mean the date of the closing of the purchase and sale of the Initial Shares and Warrants associated with the first tranche occurs pursuant to Article II below

      Section 1.15 "First Tranche Purchase Price" shall mean $4,000,000.

      Section 1.16 "Initial Shares" shall mean the shares of Common Stock issuable upon the Closing of the first tranche as contained in Section 2.7 below.

      Section 1.17 "Issuance Price" shall mean the result of the following: the applicable Purchase Price divided by the 100% of the Bid Price of the Common Stock on the Trading Day immediately preceding the applicable Closing Date.

      Section 1.18 "Legend" shall have the meaning set forth in Article VIII below.

      Section 1.19 "Material Adverse Effect" shall mean any effect on the business, Bid Price, trading volume of the Common Stock, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and


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perform any of its obligations under this Agreement, the Registration Rights
Agreement, the Escrow Agreement, or the Warrants in any material respect.

      Section 1.20 "NASD" shall mean the National Association of Securities Dealers, Inc.

      Section 1.21 "Outstanding" when used with reference to shares of Common Stock, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

      Section 1.22 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.23 "Principal Market" shall mean the NASDAQ National Market, the NASDAQ Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.24 "Purchase Price" shall mean collectively the First Tranche Purchase Price and the Second Tranche Purchase Price.

      Section 1.25 "Registrable Securities" shall have the definition set forth in the Registration Rights Agreement.

      Section 1.26 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, and the Investor on the Subscription Date annexed hereto as Exhibit B.

      Section 1.27 "Registration Statement" shall mean a registration statement on Form S-1, or other available form, for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

      Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.29 "SEC" shall mean the Securities and Exchange Commission.

      Section 1.30 "Second Tranche Closing Date" shall mean the date of the closing of the purchase and sale of the Secondary Shares and Warrants associated with the second tranche occurs pursuant to Article II below.


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      Section 1.31 "Second Tranche Purchase Price" shall mean that dollar amount set forth in the Company's option notice for the Secondary Shares which shall be a minimum of $1,000,000 and a maximum of $2,000,000.

      Section 1.32 "Secondary Shares" shall mean the shares of Common Stock issuable upon the Closing of the second tranche as contained in Section 2.7 below.

      Section 1.33 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.34 "Securities" shall mean the Initial Shares, Secondary Shares, Additional Shares, and Warrant Shares.

      Section 1.35 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.36 "SEC Documents" shall mean the Company's latest Form 20-F (and all amendments thereto), all Form 8-Ks, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

      Section 1.37 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto, are executed and delivered by the parties hereto and all of the conditions relating to the issuance of the Initial Shares and Warrants shall have been fulfilled.

      Section 1.38 "Trading Day" shall mean any day during which the then Principal Market shall be open for business.

      Section 1.39 "Warrants" shall mean the Common Stock Purchase Warrants annexed hereto as Exhibit C.

      Section 1.40 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

                                   ARTICLE II

               Purchase and Sale of the Common Stock and Warrants

      Section 2.1 Closing. The Company will sell, and the Investor will buy, on the Closing Dates of the two tranches as set forth in Section 2.6 below, an aggregate of up to $6,000,000 worth of Common Stock, and shall acquire Warrants to purchase that number of Warrant Shares as set forth in Section 2.5 below, in exchange for the Purchase Price, provided each of the conditions set forth in
Section 2.7 below have been satisfied or waived in writing.


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      Section 2.2 Form of Payment. The Investor shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original shares of Common Stock and Warrants as per the terms of the Escrow Agreement.

      Section 2.3 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor as set forth in Article VIII below within five Business Days of surrender by the Investor of the Common Stock certificate in accordance with the terms and conditions set forth in Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, one quarter of one percent of the value of the Common Stock undelivered (based upon the Bid Price of the Common Stock on the Receipt Date) for every day thereafter for the first ten days and two percent for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the sixth Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section.

      Section 2.4 Additional Shares. In the event that a "blackout period" occurs, during a Repricing Period or within twenty Trading Days after receipt by the Company of a Repricing Notice, which is defined as any period in which the effectiveness of an Amendment is suspended for a reason other than a suspension of the Registration Statement arising in the event the Company possesses material non-public information or if caused by the investigation by the SEC into the distribution by the Investor of the Securities, and the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investor the number of additional Repricing Shares equal to the difference between (y) the product of (i) the number of Initial Shares subject to such repricing held by the Investor during such "blackout period" that are or were not otherwise freely tradable and (ii) the Old Bid Price, divided by the New Bid Price and (z) the number of Initial Shares subject to repricing held by the Investor during such "blackout period" that were not otherwise freely tradable during such blackout period.

      Section 2.5 Warrants. On the Subscription Date, the Company will issue to the Investor Warrants exercisable beginning on the Subscription Date and then exercisable any time over the five year period thereafter, to purchase 110,769 Warrant Shares at an Exercise Price (as defined in the Warrant) equal to 125% of the average Bid Prices of the Common Stock during the five consecutive Trading Days immediately preceding the Issuance Date (as defined in the


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Warrants) of the Warrants. The Warrant shall be delivered by the Company to the
Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

      Section 2.6 Closings. The Company agrees to sell and the Investor agrees to purchase up to an aggregate of $6,000,000 principal amount of Common Stock in two separate tranches of $4,000,000, and up to $2,000,000, as is more fully set forth in (a) and (b) below.

            (a) First Tranche. On the Subscription Date, the Company will sell and the Investor will buy (in the amounts set forth on Schedule A), in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth below, that number of Initial Shares derived from dividing the First Tranche Purchase Price by the Issuance Price.

                  The conditions precedent to the sale of the Initial Shares and
            Warrants are as follows:

                  (A) Acceptance by each of the Investor of a satisfactory
            Common Stock Purchase Agreement and due execution by all parties of this Agreement and the Exhibits annexed hereto;

                  (B) Delivery into escrow by the Company of the original
            Initial Shares and the original Warrants, as more fully set forth in the Escrow Agreement;

                  (C) All representations and warranties of the Company
            contained herein shall remain true and correct in all material respects as of the First Tranche Closing Date;

                  (D) The Investor shall have received an opinion of counsel substantially in the form of Exhibit D annexed hereto; and

                  (E) The Company shall have obtained all permits and
            qualifications required by any state for the offer and sale of the Initial Shares, and Warrants, or shall have the availability of exemptions therefrom. At the First Tranche Closing Date, the sale and issuance of the Initial Shares and Warrants shall be legally permitted by all laws and regulations to which the Company and the Investor is subject.

            (b) Second Tranche. At the Company's option (which must be in the form of written notice to the Investor at least five Business Days prior to the Closing of the Second Tranche setting forth the dollar amount which shall be a maximum of $2,000,000) the Company will sell and the Investor will buy, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth below, that number of Secondary Shares derived from dividing the dollar amount set forth in the Company's option notice by the Issuance Price, after the earlier to occur of (y) 180 calendar days


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after the Subscription Date, and (z) 20 Trading Days after the expiration of the second Reset Period for the Initial Shares (the Company must exercise this option within 20 calendar days after the earlier of (y) and (z) herein). The maximum principal dollar amount of Secondary Shares that the Company may sell to the Investor in connection with the second tranche shall be subject to the following: (i) if the average Bid Price of the Common Stock during the 20 consecutive Trading Days immediately preceding the notice by the Company of its intention to proceed with the second tranche, and during the five Trading Days immediately preceding the Second Tranche Closing Date (both periods are hereinafter collectively referred to as the "Second Tranche Pricing Period") is lower than $5.00 per share, the Company may not serve such written notice, (ii) if the average Bid Price for the Common Stock during the Second Tranche Pricing Period is equal to, or greater than, $5.00 per share but less than $6.00 per share than the Company's option for the second tranche shall be a maximum of $1,000,000, and (iii) if the average Bid Price of the Common Stock during the Second Tranche Pricing Period is equal to, or greater than $6.00 per share than the Company's option for the second tranche shall be a maximum of $2,000,000. In the event the Company wishes to serve a notice for the second tranche it must provide ten Trading Days notice of its intention to proceed with the second tranche. The Company's right to proceed with the second tranche is subject to the satisfaction or written waiver of each of the following conditions:

                  (A) Delivery into escrow by the Company of the original
            Secondary Shares, as more fully set forth in the Escrow Agreement attached hereto;

                  (B) The Investor shall have received an opinion of counsel of the Company as set forth in Exhibit D annexed to this Agreement, dated on the Second Tranche Closing Date;

                  (C) The Registration Statement (which includes at least 150%
            of the Initial Shares which have not yet been subject to a Reset Period, 100% of the Initial Shares that were subject to a Reset Period, 150% of the Secondary Shares, and 100% of the Warrant Shares) has previously become effective and remains effective for at least 50 calendar days, and remains effective during the ten (10) Trading Days immediately prior to the Company's notice for the Second Tranche and the Second Tranche Closing Date, and (A) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist;

                  (D) The Company shall have obtained all permits and
            qualifications required by any state for the offer and sale of the Secondary Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Secondary Shares shall be legally permitted by all laws and regulations to which the Company is subject;


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                  (E) The Investor shall have received written certification that the representations and warranties of the Company contained in this Agreement and all Exhibits annexed hereto are true and correct in all material respects as of the Second Tranche Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Second Tranche Closing Date;

                  (F) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Second Tranche Closing Date;

                  (G) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or the Exhibits annexed hereto;

                  (H) The trading of the Common Stock shall not have been
            suspended by the SEC or the Principal Market, and the Common Stock shall not have been delisted from the Small Cap Stock Market since the First Tranche Closing Date (except for normal and customary information dissemination). As of the Secondary Shares Closing Date the Company currently meets all applicable listing requirements of the Principal Market;

                  (I) No "Change of Control" in the Company shall have occurred.
            Where "Change of Control" shall mean the occurrence of any of (a) an acquisition after the Subscription Date by a Person of in excess of 50% of the voting securities of the Company, (b) a replacement of more than one half of the board of directors in place as of the Subscription Date which is not approved by those individuals who are members of the board of directors on the Subscription Date in one or a series of transactions, (c) the merger of the Company with, or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in (a), (b) or (c) herein;

                  (J) The average Bid Price of the Common Stock during the
            Second Tranche Pricing Period shall be greater than $5.00;


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                  (K) The average daily trading volume for the Common Stock as reported by Bloomberg, LP during the Second Tranche Pricing Period shall be a minimum of 30,000;

                  (L) The issuance of the Secondary Shares will not violate the rules and regulations of the Principal Market;

                  (M) No Material Adverse Effect shall have occurred since the
            First Tranche Closing Date, and no Material Adverse Effect shall be in existence as of the Second Tranche Closing Date; and

                  (N) The Investor, in the event of the Closing of the Secondary
            Shares would not own or be deemed beneficially to own, more than 9.99% of the outstanding shares of Common Stock.

      Notwithstanding the foregoing, the Investor will not be obligated to purchase the Secondary Shares in the event the Registration Statement has not been declared effective by the SEC prior to six months after the First Tranche Closing Date.

            Section 2.8 Repricing.

            (a) There will be two "Reset Periods" per tranche. Each Reset Period will consist of 30 Trading Days. The first Reset Period for the Initial Shares will expire on the 30th Trading Day after the Effective Date and will cover fifty percent (50%) of the Initial Shares. The second Reset Period for the Initial Shares will expire on the 30th Trading Day after the expiration of the first Reset Period for the Initial Shares, for the remaining fifty percent (50%) of the Initial Shares. The first Reset Period for the Secondary Shares will expire on the 30th Trading Day after the Closing Date for the Secondary Shares and will cover fifty percent (50%) of the Secondary Shares. The second Reset Period for the Secondary Shares will expire on the 30th Trading Day after the expiration of the first Reset Period for the Secondary Shares, and cover the remaining fifty percent (50%) of the Secondary Shares.

            (b) For each Reset Period, the "Reset Price" shall be equal to the average of the lowest twelve (12) Bid Prices of the Common Stock during each reset Period. The number of shares of Common Stock (the "Reset Shares") to be issued upon the expiration of each Reset Period shall be calculated by the following formula:

                  ((# of shares subject to repricing as set forth above) x
            (Purchase Price of shares subject to repricing x 115% - Reset Price)) / Reset Price

      Upon the expiration of each Reset Period the Company agrees to issue that number of Reset Shares (if any) resulting from the above formula. Such shares shall be delivered within five Business Days following the expiration of the applicable Reset Period. In the event that the Company does not deliver Reset Shares within five Business Days after the expiration of a Reset Period (if so required pursuant to the terms herein), the Company shall pay to the Investor, in


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immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, two percent of the value of the Reset Shares undelivered (based upon the Bid Price of the Common Stock on the Receipt Date) for every day thereafter for the first ten calendar days and two percent per calendar day thereafter that the Reset Shares are not delivered, which liquidated damages shall run from the sixth Business Day after the expiration of the applicable Reset Period. The parties hereto acknowledge and agree that the sum payable herein, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section. All Reset Shares shall be included in the Registration Statement.

            (c) In the event the Company is obligated to issue Reset Shares, and the Reset Price is lower than sixty percent (60%) of the Issuance Price (hereinafter the "Floor Price"), then the Company shall have the option, in lieu of issuing such Reset, of paying to the Investor the cash value of said Reset Shares based upon the Bid Price of the Common Stock on the Trading Day of the expiration of the applicable Reset Period. Such cash payment must be wired transferred to the Investor within five Business Days after the expiration of such Reset Period, if it is not, then the Company will be obligated to pay to the Investor liquidated damages for such failure and not as a penalty, two percent of the amount due to the Investor for every day thereafter for the first ten calendar days and two percent per calendar day thereafter that the funds are not delivered, which liquidated damages shall run from the sixth Business Day after the expiration of the applicable Reset Period.

            (d) In the event the Company is obligated to issue Reset Shares, but the Investor then owns more than 9.99% of the then outstanding shares of Common Stock, the Company will issue such Reset Shares at such time as the Investor owns less than 9.99% of the then outstanding shares of Common Stock.

            (e) The Reset Shares shall be included in the Registration Statement as per the terms of the Registration Rights Agreement.


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                                   ARTICLE III

                 Representations and Warranties of the Investor

      The Investor represents and warrants to the Company that:

      Section 3.1 Intent. The Investor is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserve the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Initial Shares, Secondary Shares, Reset Shares, and Warrants. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4 Not an Affiliate. The Investor is neither an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5 Organization and Standing. The Investor is duly organized, validly existing, and in good standing under the laws of the countries and/or states of their incorporation or organization. None of such companies, or officers, directors, or principal stockholders thereof are the subject or have been the subject of any criminal or material regulatory discipline related to securities.

      Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or are subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material


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contract, agreement, instrument, relationship or legal obligation to which any of the Investors is subject or to which any of their assets, operations or management may be subject.

      Section 3.7 Disclosure; Access to Information. The Investors has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor, including the opportunity to ask questions and receive answers. The Company is subject to the periodic reporting requirements of the Exchange Act as they apply to foreign issuers, and the Investor has reviewed or received copies of any such reports that have been requested by it. The Investor represents that it has reviewed the Company's, Form 20-F for the year ended December 31, 1997.

      Section 3.8 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      Section 3.9 Registration or Exemption Requirements. The Investor further acknowledges and understands that the Securities may not be transferred, resold or otherwise disposed of except in a transaction registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available. The Investor understands that the certificate(s) evidencing the Initial Shares, Secondary Shares, Reset Shares, and Warrants will be imprinted with a legend that prohibits the transfer of these securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration.

      Section 3.10 No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Initial Shares, Secondary Shares, Reset Shares, and Warrants constitutes legal, tax or investment advice. The Investor has relied on, and have consulted with, such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with their purchase of the Initial Shares, Secondary Shares, Reset Shares, and Warrants.

                                   ARTICLE IV

                  Representations and Warranties of the Company

      The Company represents and warrants to the Investor that:

      Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and validly existing under the laws of the Province of Ontario, Canada, and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect.

      Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Initial Shares, Secondary Shares, Reset Shares, Warrants, Additional Shares, and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto, by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares and Additional Shares, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investor; provided, however, that the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares and Additional Shares are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares and Additional Shares hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

      Section 4.3 Capitalization. The authorized capital stock of the Company consists of an unlimited number of shares of Common Stock, no par value per share, of which approximately 5,664,375 shares are issued and outstanding, and no shares of Preferred Stock. The Company has no present intention of creating a series or class of preferred stock. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 4.3 annexed hereto, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents, to the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

      Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted on the NASDAQ Small

Cap Market, and the Company is in full compliance with all of the listing requirements of the NASDAQ Small Cap Market.

      Section 4.5 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve (12) months immediately preceding the Subscription Date (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

      Section 4.6 Valid Issuances. When issued and payment has been made therefor, Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, and the Additional Shares, sold to the Investor will be duly and validly issued, fully paid, and nonassessable. Neither the issuance of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, and Additional Shares, to the Investor, pursuant to, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, or Additional Shares, issued to the Investor, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company.

      Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Warrants, or Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Warrants, or Warrant Shares under the Securities Act.

      Section 4.8 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof, and the Company's by-laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares and Additional Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the Company's obligations to make the SEC Reports, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including all Exhibits annexed hereto) or to issue and sell the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, or Additional Shares in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

      Section 4.10 No Material Adverse Change. Since December 31, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

      Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, that are not disclosed in the SEC Documents or otherwise publicly announced, other than those set forth in the Company's financial statements or as incurred in the ordinary course of the Company's businesses since December 31, 1998, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      Section 4.12 No Undisclosed Events or Circumstances. Since December 31, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 4.13 Integration. The Company, any of its affiliates, or any person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Initial Shares, Secondary Shares, and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Initial Shares, Secondary Shares, and Warrants to the Investor. The Initial Shares, Secondary Shares, and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

      Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect. A summary of the Company's material legal proceedings is attached hereto as Schedule 4.14.

      Section 4.15 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations for foreign issuers under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company is a "foreign issuer" as that term is defined in the Exchange Act. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and trades on the NASDAQ Small Cap Market. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Initial Shares, Secondary Shares, and Warrants (or for such shorter period that the Company has been required to file such material).

      Section 4.16 The Company is aware and acknowledges that issuance of Initial Shares, Secondary Shares, Additional Shares, Reset Shares, and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue (i) Additional Shares, (ii) Reset Shares, and (iii) the Warrant Shares in accordance with the Warrants is unconditional and absolute regardless of the effect of any such dilution, except that it has been agreed by the Investor and the Company that in no event will the Company be required to issue more than 20% of its total outstanding securities at a discount to the market price without first obtaining stockholder approval.

      Section 4.17 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

      Section 4.18 Environmental Laws. The Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company know is applicable to them ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

      Section 4.19 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not cause a Material Adverse Effect.

      Section 4.20 Board Approval. The board of directors of the Company has concluded, in its good faith business judgment, that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

      Section 4.21 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

      Section 4.22 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for working capital purposes, and not for the repayment of any outstanding judgments against the Company (including any affiliate or subsidiary) or any officer, director or employee of the Company.

      Section 4.23 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

      Section 4.24 No Private Placements. The Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby and as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Initial Shares, Secondary Shares, Warrants, Warrant Shares, and/or Additional Shares.

      Section 4.25 Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1999 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

      Section 4.26 Taxes. All federal, provincial, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

      Section 4.27 No Bankruptcy. The Company is aware of no facts or claims against it which would, and the Company has no present intention to, liquidate the assets of the Company and/or seek bankruptcy protection either voluntarily or involuntarily.

      Section 4.28 Material Contracts. Except as set forth in the SEC Documents, the agreements to which the Company is a party described in the SEC Documents are valid agreements, in full force and effect. The Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a Material Adverse Effect.

      Section 4.29 Title to Assets. Except as set forth in SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as would not cause a Material Adverse Effect.

      Section 4.30 Filings. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), and such other form(s) required by "blue sky" laws, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock, or Warrants, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

                                    ARTICLE V

                            Covenants of the Investor

      Section 5.1 Additional Agreements. The Investor consents to its inclusion in the Registration Statement, or Registration Statements, required to be filed by the Company pursuant to this Agreement and the Registration Rights Agreement. The Investor covenants and agrees that it will (i) timely supply the Company with all information reasonably required by the Company in connection with the preparation and filing of such Registration Statements or any supplements or amendments thereto, and (ii) make, and permit the inclusion in such Registration Statements or supplements or amendments thereto, all disclosures and filings required by the SEC to be made in connection with such Registration Statements or supplements or amendments thereto. The Investor will comply with the prospectus delivery requirements of the Securities Act.

                                   ARTICLE VI

                            Covenants of the Company

      Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

      Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Additional Shares, Initial Shares, Secondary Shares, Reset Shares, and Warrant Shares. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Warrants.

      Section 6.3 Listing of Common Stock. If required by the Principal Market, the Company shall (a) not later than the fifth Business Day following the date the Principal Market requires, prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) Initial Shares, and Secondary Shares and (ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investor evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. If required by the Principal Market, the Company shall (a) not later than the fifth Business Day following the issuance of the Reset Shares and/or Additional Shares (if issued pursuant to the terms of this Agreement) prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of Reset Shares and Additional Shares so issued, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investor evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. In addition, if at any time the number of shares of Common Stock issuable hereunder, and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence) to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering such number of shares of Common Stock as would be necessary. The Company (i) has not received any notice, oral or written, affecting its continued listing on the NASDAQ Small Cap Market, and
(ii) is in full compliance with the requirements for continued listing on the NASDAQ Small Cap Market. The Company will take no action which would impact its continued listing or eligibility of the Company for such listing (except as set forth in Section 6.11 below). The Company will comply with the listing and trading requirements of its Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. In the event the Company receives notification from the Principal Market or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will take all action necessary to bring the Company within compliance with all applicable listing standards of the Principal Market.

      Section 6.4 Exchange Act Registration. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act, for so long as the Registrable Securities are owned by the Investor.

      Section 6.5 Legends. The Initial Shares, Secondary Shares, Warrants, Warrant Shares, and Additional Shares to be issued by the Company pursuant to this Agreement shall be free of legends, except as set forth in Article VIII.

      Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7 Notice of Certain Events Affecting Registration. The Company will immediately notify the Investor within three Business Days after the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (the Company shall not be required to notify the Investor in this case in the event such notification would be deemed the release of nonpublic information); and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will, within three Business Days of when filed with the SEC make available to the Investor any such supplement or amendment to the related prospectus.

      Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

      Section 6.9 Issuance of Warrant Shares. The issuance of the Warrant Shares pursuant to exercise of the Warrants shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law.

      Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investor upon execution of this Agreement, an opinion in the form of Exhibit D annexed hereto. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to remove the Legend from the Initial Shares, Secondary Shares, and Warrant Shares, as such opinion can be given under applicable law.

      Section 6.11 Issuance Limitation. At no point in time will the Company be obligated to issue more than 20% of the number of shares of Common Stock outstanding as of the Closing Date, unless the Company has obtained shareholder approval to the extent such shareholder approval is required. In lieu of such issuance(s) (and in the event the Company is otherwise unable to issue shares of Common Stock to the Investor as they become due pursuant to the terms of this Agreement) the Company shall pay to the Investor the cash value of such shares (the "20% Shares") within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day, such date referred to as the "Payment Date"). In the event the Company is obligated to make such payment and does not do so in a timely fashion, the Company agrees that it shall call a shareholders meeting within 20 days after the Payment Date (the "Meeting Date") seeking authorization to issue more than 20% of the outstanding shares of Common Stock pursuant to the terms hereunder. In the event the Company obtains shareholder approval it shall issue such 20% Shares within five Business Days after the Meeting Date. If the Bid Price of the Common Stock at such time is lower at such time than on the Payment Date the Company shall issue shares of Common Stock in addition to the 20% Shares equal to the following: (number of 20% Shares due times Bid Price on Payment Date) - (number of 20% Shares due times Bid Price on Meeting Date) divided by the Bid Price on the Meeting Date.

      Section 6.12 Exercise of Warrants. The Company will permit the Investor to exercise the Warrants, by telecopying an executed and completed Notice of Exercise to the Company, and the payment of the Exercise Price, as is set forth in the Warrant.

      Section 6.13 Increase in Authorized Shares. At such time as the Company would be, if a notice of exercise were to be delivered on such date, precluded from honoring the exercise in full of the Warrants, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 60 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, and (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrants. In connection therewith, the Board of Directors shall promptly (x) adopt proper resolutions authorizing such increase, (y) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within three Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase. In no way shall the aforementioned be deemed a waiver of the Company's obligations contained in
Section 6.2 above.

      Section 6.14 Notice of Breaches. Each of the Company on the one hand, and the Investor on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Investor of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Investor a copy of any written statement in support of or relating to such claim or notice.

      Section 6.15 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any intellectual property rights, or allow its intellectual property rights to become subject to any liens, or fail to renew such intellectual property rights (if renewable and would otherwise expire).

      Section 6.16 Notices. The Company agrees to provide the Investor with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

                                   ARTICLE VII

         Due Diligence Review; Non-Disclosure of Non-Public Information

      Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      Section 7.2 Non-Disclosure of Non-Public Information

            (a) The Company has not disclosed, and hereafter shall not disclose non-public information to the Investor, advisors to, or representatives of, the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, and its advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require each of the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investor(s) who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     Legends

            Section 8.1 Legends. The Investor agrees to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investor and its counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on the securities:

            [FOR WARRANTS AND INITIAL SHARES] NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

            [ONLY FOR RESET SHARES, WARRANT SHARES TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT AT THE TIME OF ISSUANCE OR EXERCISE] THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

      The Warrant Shares and Reset Shares shall not contain the legend set forth above or any other restrictive legend if the exercise of Warrants, occurs at any time while a Registration Statement is effective under the Securities Act in connection with the resale of the shares of Common Stock or, in the event there is not an effective Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Investor, upon request, with a certificate or certificates representing the Reset Shares and/or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

      Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor (in the event such advice and/or instruction is needed the Company agrees that it will have its counsel provide same):

            (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrants, Initial Shares, Reset Shares, Additional Shares, Secondary Shares, or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirm to the transfer agent that the Investor has complied with the prospectus delivery requirement.

            (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that
(i) the Investor is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144, as permitted under applicable law.

      Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

      Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in this Article has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article.

      Section 8.3 Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                                  Choice of Law

      Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and exclusively governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                                    ARTICLE X

                             Assignment; Termination

      Section 10.1 Assignment. The Investor's interest in this Agreement and its ownership of Initial Shares, Secondary Shares, Additional Shares, Reset Shares, and Warrants may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) provided that the Company must consent to such assignment or transfer (which consent shall not be unreasonably withheld), and such assignee or transferee must agree to, and truthfully, make the representations and warranties contained in Article III, agree to be bound by the covenants of Article V, and has the financial capabilities to fund the Second Tranche. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the shares of Initial Shares, Secondary Shares, Additional Shares, Reset Shares, and/or Warrants purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person. In the event the Investor transfers or assigns as set forth herein, the Investor shall remain liable under this Agreement up until the time such transfer or assignment is completed, and shall remain liable after the transfer or assignment is completed for its actions taken prior to such assignment or transfer.

      Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investor pursuant to the Registration Statement; (ii) the date the Investor receives an opinion from counsel to the Company that all of the Registrable Securities may be sold under the provisions of Rule 144, without volume limitation; or (iii) five years after the expiration of the last Reset Period.

                                   ARTICLE XI

                                     Notices

      Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      If to the Company:

                        D.G. Jewellery of Canada, Ltd.
                        1001 Petrolia Road
                        North York, Ontario
                        Canada M3J 2X7
                        Attention: President
                        Facsimile:  (416) 665-4986
                        Telephone: (416) 665-8784

      with a copy to:

                        Gerstein, Savage & Kaplowitz, LLP
                        101 East 52nd Street
                        New York, NY 10022
                        Attention: Arthur S. Marcus
                        Facsimile:  (212) 980-5192
                        Telephone: (212) 752-9700

      If to the Investor, at the address listed on Schedule A.

      with a copy to:

                        The Goldstein Law Group, P.C.
                        65 Broadway, 10th Floor
                        New York, NY  10006
                        Attention: Scott H. Goldstein, Esq.
                        Telephone: (212) 809-4220
                        Facsimile: (212) 809-4228

      Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 11.2 Indemnification. The Company agrees to indemnify and hold harmless the Investor and each officer, director of the Investor or person, if any, who controls the Investor within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement by the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      The Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement by the Investor. This indemnity agreement will be in addition to any liability which the Investor or any subsequent assignee may otherwise have.

      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party in conflict with any legal defenses which may be available to the Investor (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investor, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor, which firm shall be designated in writing by the Investor). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

      Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE XII

                                  Miscellaneous

      Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investor, on the other hand.

      Section 12.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include, but are not limited to the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

      Section 12.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, or Additional Shares, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

      Section 12.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on (a) the First Tranche Closing Date to Oscar Gruss & Son Incorporated (A) the sum equal to six percent of the First Tranche Purchase Price payable in cash out of escrow, (B) Warrants to purchase 61,539 Warrant Shares, and (b) on the Second Tranche Closing Date, (i) the sum of $5,000, in cash, out of escrow, to the Escrow Agent for legal, administrative, and escrow fees, and (ii) to Oscar Gruss & Son Incorporated (A) the sum equal to six percent of the Second Tranche Purchase Price payable in cash out of escrow, (B) Warrants to purchase that number of Warrant Shares equal to 10% of the number of shares of number of shares of Common Stock issued to the Investor in the Second Tranche.

      Section 12.8 Publicity. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Investor without the prior written consent of the Investor, except to the extent required by law or in response to a written SEC request, in which case the Company shall provide the Investor with prior written notice of such public disclosure.

      Section 12.9 Currency. All references to currency in this Agreement and all Exhibits annexed hereto shall be in United States currency.

SCHEDULES:

A:    Investor Information

4.3:  Outstanding Warrants, Options, etc.

4.14: Litigation and Other Proceedings

EXHIBITS:

A:    Escrow Agreement

B:    Registration Rights Agreement

C:    Common Stock Purchase Warrant

D:    Opinion of Counsel

E:    Instruction to Transfer Agent

      IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

D.G. JEWELLERY OF CANADA, LTD.


By ________________________________


                                        HAYMARKET LLC


                                        By______________________________________

                                   SCHEDULE A

INVESTOR:

Haymarket LLC
c/o Citco Trustees Cayman Limited
Commercial Centre
PO Box 31106SMB
Grand Cayman, Cayman Islands
British West Indies
Attention: Sabrina Hew
Facsimile: 345 945-7566
Telephone: 345 949-3977First Tranche Investment Amount: $4,000,000

                                  SCHEDULE 4.3

                       Outstanding Warrants, Options, etc.

                                  SCHEDULE 4.14

                        Litigation and Other Proceedings